EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2010, relating to the Balance Sheet of Genesis Energy, LLC as of December 31, 2009 appearing in the Current Report on Form 8-K of Genesis Energy, L.P. dated February 26, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Houston, Texas

May 28, 2010